UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 15, 2012, the Company held its annual meeting of stockholders. Of the 14,084,328 shares of common stock eligible to vote at the annual meeting, 12,699,533 shares were represented in person or by proxy, representing approximately 90.17% of the outstanding shares. At the meeting, the stockholders elected Messrs. J. Douglas Cheatham, James Eccher, Gerald Palmer, James Carl Schmitz directors to serve three-year terms until 2015, and approved each of the two additional proposals listed below. Further detail on each of the matters voted on by the stockholders is available in the Company’s proxy statement.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

1)              Election of four members of the board of directors to serve a three-year term expiring 2015:

Name	Votes For	Votes Withheld	Broker Non-Votes
J. Douglas Cheatham	8,633,715	636,281	3,429,537
James Eccher	8,765,520	504,476	3,429,537
Gerald Palmer	8,794,441	475,555	3,429,537
James Carl Schmitz	8,819,856	450,140	3,429,537

2)              Ratification of advisory proposal on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,373,585	724,099	172,311	3,429,537

3)              Ratification of Plante & Moran, PLLC as the Company’s independent registered public accountingfirm for the year ended December 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,528,935	128,107	42,291

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012	OLD SECOND BANCORP, INC.

	By:	/s/ J. Douglas Cheatham
	Name:	J. Douglas Cheatham
	Title:	Executive Vice President and Chief Financial Officer